UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C. 20549

                          FORM 8-K

                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) June 7, 2007

              ART'S-WAY MANUFACTURING CO., INC.
    (Exact Name of Registrant As Specified In Its Charter)

                          Delaware
        State or Other Jurisdiction of Incorporation

               0-05131                 42-0920725
            (Commission               (IRS Employer
              File No.)           Identification Number)

                         P.O. Box 288
                    Armstrong, Iowa 50514
     (Address of Principal Executive Offices) (Zip Code)

                       (712) 864-3131
      (Registrant's Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))


                             Form 8-K

Item 2.03   Creation of a Direct Financial Obligation or an
            Obligation under an Off-Balance Sheet Arrangement of a Registrant.

   Effective June 7, 2007, the Company entered into two new credit facilities with West Bank of Des Moines, Iowa. Below are brief descriptions of these facilities and other terms and conditions material to the Company.

   The Company has a $3.5 million revolving line of credit with advances funding working capital, letter of credit and corporate credit card needs. The line matures on April 30, 2008 and bears interest at the bank's prime rate as adjusted daily (presently 8.25%). Monthly interest only payments are required with unpaid principal and interest due at maturity. Borrowing bases limit the advances on the first facility to 60% of accounts receivable less than 90 days plus 60% of t finished goods inventory and 50% of raw material inventories and work-in-process.

   The Company received a loan in the amount of $4.1 million in long-term debt to refinance existing long-term debt originally incurred in connection with the purchase of real estate and equipment, the purchases of the assets of Obeco, Inc., Vessel Systems, Inc., and equipment. The loan matures on May 1, 2017 and bears interest at the U.S. daily 5-year treasury index (presently 4.16%) plus 2.75 bps fixed for 5 years and then adjusted to the prevailing same index and margin on the sixth anniversary of the loan for the balance of the term. For the first five years the interest is capped at 7.25%. Monthly principal and interest payments in the amount of $42,500 are required.


   Both facilities are secured by first mortgage interest in all assets of the Company and its subsidiaries, including cash, inventory, accounts, accounts receivable, equipment and real estate. The Company must provide the bank with monthly financial reports and audited annual financial reports and must maintain a minimum debt service coverage, maximum debt/tangible net worth and minimum tangible net worth ratios. The Company must also maintain primary deposit accounts and credit card accounts with the bank.


                        SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ART'S-WAY MANUFACTURING CO., INC.

Date: June 13, 2007                    By: /s/ Carrie L. Majeski
                                               Carrie L. Majeski
                                               Chief Financial Officer